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Exhibit 5.2

    [LETTERHEAD OF RICHARDS, LAYTON & FINGER]

                      April 30,2001

Lehman Brothers, Inc.
Three World Financial Center
New York, New York 10285

      Re: Washington Mutual Capital Trust 2001

Ladies and Gentlemen:

    We have acted as special Delaware counsel for Washington Mutual Capital Trust 2001, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

    For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

  (a)
  The Certificate of Trust of the Trust (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on April 23, 2001;

  (b)
  The Declaration of Trust of the Trust, dated as of April 23, 2001, among Washington Mutual, Inc., a Washington corporation ("the Company") and the trustees of the Trust named therein;

  (c)
  The Amended and Restated Declaration of Trust of the Trust, dated as of April 30, 2001 (including Exhibits A and B thereto) (the "Amended Declaration"), among the Company and the trustees of the Trustee named therein;

  (d)
  The Remarketing Agreement, dated April 30, 2001 (the "Remarketing Agreement") among the Company, the Trust and you;

  (e)
  The Purchase Agreement, dated April 24, 2001 (the "Purchase Agreement") among the Company, the Trust and you;

  (f)
  The Unit Agreement, dated April 30, 2001 (the "Unit Agreement") among the Company, the Trust, and The Bank of New York, as Property Trustee and Agent (the documents listed in (d) through (f) are collectively referred to as the "Trust Documents");

  (g)
  The Offering Memorandum, dated April 24, 2001 (the "Memorandum"), relating to the PIERS Units, each of which consists of a preferred security of the Trust, representing an undivided beneficial interest in the assets of the Trust (each, a "Preferred Security" and collectively, the "Preferred Securities"), and a warrant to purchase shares of common stock of the Company; and

  (h)
  A Certificate of Good Standing for the Trust, dated April 27, 2001, obtained from the Secretary of State.

    Capitalized terms used herein and not otherwise defined are used as defined in the Amended Declaration.

    For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (h) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (h) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provisions in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

    With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies for forms, and (iii) the genuineness of all signatures.

    For purposes of this opinion, we have assumed (i) that the Amended Declaration constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Trust, and that the Amended Declaration and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) except as provided in paragraph 3 below, that each of the parties to the documents examined by us has the power and authority to deliver and execute, and to perform its obligations under, such documents, (v) except to the extent provided in paragraphs 4 and 5 below, that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trust (the "Preferred Security Holders") of a Preferred Security Certificate for the Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the Amended Declaration, and as described in the Memorandum, (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Amended Declaration, and as described in the Memorandum, (viii) the receipt by the Person (the "Common Security Holder") to whom a Common Security of the Trust representing undivided beneficial interests in the assets of the Trust (each, a "Common Security" and collectively, the "Common Securities") (the Preferred Securities and the Common Securities being hereinafter collectively referred to as "Trust Securities") is to be issued by the Trust of a Common Securities Certificate for the Common Security and the payment for the Common Security acquired by it, in accordance with the Amended Declaration, and as described in the Memorandum, (ix) that the Common Securities are issued and sold to the Common Security Holder in accordance with the Amended Declaration, and as described in the Memorandum, (x) except to the extent provided in paragraphs 8 and 9 below, that the execution, delivery and performance of the documents examined by us by each of the parties thereto does not and will not violate or require any consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action under, any agreement, indenture or instrument to which it is a party or by which it is bound or any provision of any law, rule, regulation, judgment, order, writ, injunction or decree of any court or governmental authority applicable to it or any of its property and (xi) that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee, as required by the Delaware Business Trust Act, and the filing of documents with the Secretary of State) or employees in the State of Delaware. We have not participated in the preparation of the Memorandum and assume no responsibility for its contents.

    This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

    Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

  1.
  The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act and all filings required under the Delaware Business Trust Act with respect to the creation and valid existence of the Trust as a business trust in the State of Delaware have been made.

  2.
  The Amended Declaration constitutes a legal, valid and binding obligation of the Company and the Trustees, enforceable against the Company and the Trustees, in accordance with its terms.

  3.
  Under the Delaware Business Trust Act and the Amended Declaration, the Trust has the trust power and authority (i) to execute and deliver, and to perform its obligations under the Trust Documents, (ii) to issue and to perform its obligations under the Trust Securities, and (iii) to own property and to conduct its business as described in the Memorandum.

  4.
  Under the Delaware Business Trust Act and the Amended Declaration, all necessary trust action has been taken on the part of the Trust to duly authorize the execution and delivery of the Trust Documents by the Trust.

  5.
  The Preferred Securities have been duly authorized by the Amended Declaration and when authenticated, issued and delivered by the Trust in accordance with the Amended Declaration, the Preferred Securities will be duly and validly issued, fully paid and, subject to paragraph 7 below, nonassessable beneficial interests in the Trust.

  6.
  Under the Delaware Business Trust Act and the Amended Declaration, the issuance of the Preferred Securities is not subject to preemptive purchase rights of any person.

  7.
  The Preferred Securities Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to shareholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Securities Holders may be obligated to make certain payments as set forth in the Amended Declaration.

  8.
  No consent, approval, license, authorization, order, registration or qualification of or with any Delaware court of Delaware governmental agency or body is required solely in connection with (i) the issuance and sale by the Trust of the Preferred Securities as contemplated by the Offering Memorandum, or (ii) the execution, delivery and performance by the Trust of the Purchase Agreement and the Trust Documents to which it is a party.

  9.
  The issuance and sale by the Trust of the Preferred Securities pursuant to the Purchase Agreement and the Amended Declaration and the execution and delivery by the Trust of the Trust Documents, and the performance by the Trust of its obligations thereunder do not violate (i) the Certificate or the Amended Declaration or (ii) any Delaware statute, rule or regulation applicable to the Trust.

  10.
  After due inquiry limited to, and solely to the extent disclosed thereupon, the court dockets for active cases of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, of the Superior Court of the State of Delaware in and for New Castle County, Delaware, and of the United States Federal District Court sitting in the State of Delaware, in these courts there are no pending actions, suits or proceedings against the Company or the Trust.

    The opinion expressed in paragraphs 2 and 5 above are subject, as to enforcement, to the effect of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

    We consent to your relying as to matters of Delaware law upon this opinion in connection with the transactions contemplated by the Purchase Agreement. We also consent to Heller Ehrman White & McAuliffe LLP's and Simpson Thacher & Bartlett's relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them on the date hereof pursuant to the Purchase Agreement. In addition, we consent to The Bank of New York's and The Bank of New York (Delaware)'s relying as to matters of Delaware law upon this opinion in connection with the matters set forth herein. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                      Very truly yours,

                      /s/ Richards, Layton & Finger, P.A.

EAM/gmh

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Exhibit 5.2